UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2019

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, the compensation committee (the “Committee”) of Real Goods Solar, Inc.’s (the “Company”) board of directors granted 60,000 shares of restricted Class A common stock (“Restricted Shares”) to Dennis Lacey, the Company’s Chief Executive Officer and Secretary, and 23,000 Restricted Shares to Alan Fine, the Company’s Chief Financial Officer, Principal Accounting Officer, Chief Administrative Officer and Treasurer under the Company’s 2018 Long Term Incentive Plan and in accordance with substantially identical Restricted Stock Agreements in the form previously approved by the Committee, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Restricted Stock Agreement Form”).

The Restricted Shares vest fully (100%) on the first anniversary of the date of grant, provided the grantee has continued to render Services (as defined in the Restricted Stock Agreement Form) through the applicable vesting date.

The Restricted Stock Agreement Form includes the following terms and conditions:

•	All of the unvested shares will vest immediately prior to the consummation of a Change in Control (as defined in the Restricted Stock Agreement Form), provided that the grantee has continued to render Services on the date the change in control is consummated;

•	Vesting ceases on the date the grantee ceases to be an employee; and

•	Customary non-disparagement, confidentiality, non-solicitation and non-compete covenants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Real Goods Solar, Inc. Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer, Chief Administrative Officer Principal Accounting Officer and Treasurer

Date: September 5, 2019